Exhibit 8.1

Fried, Frank, Harris, Shriver & Jacobson LLP 801 17th Street, NW Washington, DC 20006 Tel: +1.202.639.7000 Fax: +1.202.639.7003 www.friedfrank.com

February 17, 2021

Navios Maritime Partners L.P.

7 Avenue de Grande Bretagne, Office 11B2

Monte Carlo, MC 98000 Monaco

Ladies and Gentlemen:

We have acted as counsel to Navios Maritime Partners L.P., a Republic of the Marshall Islands limited partnership (“Parent”), in connection with the Merger, as defined in the Agreement and Plan of Merger (the “Agreement”), dated as of December 31, 2020, by and among Parent, NMM Merger Sub LLC, a Republic of the Marshall Islands limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”), Navios Maritime Containers L.P., a Republic of the Marshall Islands limited partnership (“NMCI”), and Navios Maritime Containers GP LLC, a Republic of the Marshall Islands limited liability company and the general partner of NMCI (“NMCI General Partner”). All capitalized terms used but not otherwise defined herein have the meaning ascribed to them in the Registration Statement.

At your request, and in connection with the filing of the Form F-4 by Parent with the Securities and Exchange Commission (File No. 333-252139) (the “Registration Statement”), including the joint proxy statement/prospectus forming a part thereof, we are rendering our opinion regarding certain U.S. federal income tax matters.

In connection with this opinion, and with your consent, we have reviewed and relied upon the accuracy and completeness, without independent investigation or verification, of the following: (i) the Merger Agreement; (ii) the Registration Statement, including the joint proxy statement/prospectus forming a part thereof; (iii) the factual statements and representations made by and on behalf of NMCI, Parent and Merger Sub, in their respective tax representation letters (the “Tax Representation Letters”), dated as of the date hereof and delivered to us for purposes of this opinion and pursuant to Section 5.8(a) of the Merger Agreement; and (iv) such other documents, information and materials as we have deemed necessary or appropriate.

In rendering this opinion, we have assumed, with your permission, that: (1) all parties to the Merger Agreement, and to any other documents reviewed by us, have acted and will act in accordance with the terms of the Merger Agreement and such other documents; (2) the Merger will be consummated at the Effective Time pursuant to and in accordance with the terms and conditions set forth in the Merger Agreement, without the waiver or modification of any such terms and conditions, and as described in the Registration Statement, and the Optional Second Merger will be consummated immediately after the Effective Time; (3) all facts, information, statements, covenants, representations, warranties and agreements made by or on behalf of NMCI, Parent and Merger Sub, in the Merger Agreement, the Registration Statement and the Tax Representation Letters are as of the date hereof and, at all times up to and including the effective time of the Optional Second Merger will continue to be true, complete and correct; (4) all facts, information, statements, covenants, representations, warranties and agreements made by or on behalf of NMCI, Parent and Merger Sub, in the Merger Agreement, the Registration Statement and the Tax Representation Letters that are qualified by the knowledge and/or belief of any person or entity are and, at all times up to and including the effective time of the Optional Second Merger, will continue to be true, complete and correct as though not so qualified; (5) as to all matters as to which any person or entity represents that it is not a party to, does not have, or is not aware of any plan, intention, understanding or agreement, there is in fact no plan, intention, understanding or agreement and, at all times up to and including the effective time of the Optional Second Merger, there will be no plan, intention, understanding or agreement; and (6) for U.S. federal income tax purposes NMCI, Parent and Merger Sub will treat the Merger, together with the Optional Second Merger, as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and will not treat Section 367(a) of the Code as causing Parent to be treated as other than a corporation with respect to any transfer of property thereto in connection with the Merger (other than, in certain circumstances, a transfer by a holder of Navios Containers Common Units that is a United States person and that holds 5% or more by vote or by value (within the meaning of Treasury Regulations Section 1.367(a)-3(b)(1)(i)) of Parent immediately following the Merger). We also have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures and the legal capacity of signatories. Moreover, we have assumed that all facts, information, statements and representations contained in the documents we have reviewed were true, complete and correct at the time made and will continue to be true, complete and correct in all respects at all times up to and including the effective time of the Optional Second Merger and that all such facts, information, statements and representations can be established to the Internal Revenue Service or courts, if necessary, by clear and convincing evidence. If any of the assumptions described above are untrue for any reason, or if the Merger is consummated other than in accordance with the terms and conditions set forth in the Merger Agreement, our opinion as expressed below may be adversely affected.

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Fried, Frank, Harris, Shriver & Jacobson LLP is a Delaware Limited Liability Partnership

Fried, Frank, Harris, Shriver & Jacobson LLP

Our opinion is based on the Code, the United States Treasury Regulations, case law and published rulings and other pronouncements of the Internal Revenue Service, as in effect on the date hereof. No assurances can be given that such authorities will not be amended or otherwise changed at any time, possibly with retroactive effect. We assume no obligation to advise you of any such subsequent changes, or to update or supplement this opinion to reflect any change in facts, circumstances or law after the date hereof. Any change in the applicable law or regulations, or any new administrative or judicial interpretation of the applicable law or regulations, may affect the continuing validity of our opinion.

Based upon and subject to the foregoing, and to the qualifications and limitations set forth herein, and in reliance upon the representations and assumptions described herein, we hereby confirm that the section of the Registration Statement entitled “Material U.S. Federal Income Tax Consequences of the Merger” sets forth our opinion as to the material U.S. federal income tax consequences of the Merger, together with the Optional Second Merger, to U.S. Holders of Navios Containers Common Units.

Our opinion relates solely to the specific matters set forth above, and no opinion is expressed, or should be inferred, as to any other U.S. federal, state, local or non-U.S. income, estate, gift, transfer, sales, use or other tax consequences that may result from the Merger. Our opinion is limited to legal rather than factual matters and has no official status or binding effect of any kind. Accordingly, we cannot assure you that the Internal Revenue Service or a court will agree with our opinion.

The opinion expressed herein is being furnished in connection with the filing of the Registration Statement and may not be used or relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 8.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP